Exhibit 1.1

MITSUBISHI UFJ FINANCIAL GROUP, INC.

(a joint stock corporation with limited liability organized under the laws of Japan)

FORM OF UNDERWRITING AGREEMENT

[     ], 20[ ]

[Name(s) of Representative(s)]

as Representative[s] of the several Underwriters

c/o [     ]

Ladies and Gentlemen:

Mitsubishi UFJ Financial Group, Inc., a joint stock corporation with limited liability organized under the laws of Japan (the “Company”), confirms its agreement with each of the Underwriters named in Schedule A hereto (the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof) for whom [insert name(s) of Representative(s)] are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of [insert description of securities] ([insert name of securities], [and together with the [insert name(s) of securities,]/or] the “Securities”). The Securities are to be issued pursuant to a [insert name of indenture] [to be] dated as of [  ], 20[  ] ([as amended or supplemented from time to time,] the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). Securities issued in book-entry form will be issued to [insert name of securities depository].

The Company meets the requirements for the use of Form F-3 and has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (File No: [ ]) on Form F-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the U.S. Securities Act of 1933, as amended (the “1933 Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated [  ], 20[  ] in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act), is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act, “Time of Sale Prospectus” means, collectively, the Basic Prospectus, the preliminary prospectus supplement dated [  ], 20[ ] relating to the Securities, and the final term sheet[s] in the form of Schedule B hereto (the “Pricing Supplement”), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the 1933 Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), that are deemed to be incorporated by reference therein.

The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been executed as in the judgment of the Representatives is advisable. The Company is further advised by the Representatives that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

The Company acknowledges and agrees that [insert name(s) of the Representative(s)] may use the Prospectus in connection with secondary market offers and sales of the Securities as contemplated in the Prospectus under the captions “Plan of Distribution (Conflicts of Interest)” and “Underwriting (Conflicts of Interest)” (“Secondary Market Transactions”). The Company further acknowledges and agrees that [insert name(s) of the Representative(s)] are under no obligation to effect any Secondary Market Transactions and, if they do so, they may discontinue effecting such transactions at any time without providing any notice to the Company.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(i) Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the 1933 Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(ii) Accuracy of Registration Statement and Prospectus. (i) Each document filed or to be filed pursuant to the 1934 Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder, (ii) each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder, (iii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable and subject to Section 3(b)(II) hereof, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (v) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable and subject to Section 3(b)(II) hereof, will comply in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder, (vi) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available and at the Closing Time (as defined below), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable and subject to Section 3(b)(II) hereof, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (viii) the Prospectus does not contain and, as amended or supplemented, if applicable and subject to Section 3(b)(II) hereof, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (i) statements or omissions in the Registration Statement, the Time of Sale Prospectus, any broadly available road show or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein (the extent of such information to be confirmed in a form substantially similar to Exhibit A hereto at the Closing Time) or (ii) that part of the Registration Statement that constitutes the Statements of Eligibility (Form T-1) under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(iii) Issuer Eligibility; Free Writing Prospectuses. The Company is not an “ineligible issuer” as defined in Rule 405 under the 1933 Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the 1933 Act has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder. Except for the Pricing Supplement and electronic road shows, if any, each furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the Underwriters’ prior consent, prepare, use or refer to, any free writing prospectus.

(iv) Independent Accountants. Deloitte Touche Tohmatsu LLC, the accountants who audited the financial statements of the Company that were prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for the fiscal years ended March 31, 20[  ], 20[  ] and 20[  ], are independent public accountants within the meaning of the Financial Instruments and Exchange Act of Japan (the “FIEA”) and related regulations thereunder and are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the Commission.

(v) Financial Statements. The audited annual consolidated financial statements [and the unaudited semi-annual condensed consolidated financial statements] included in the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of income, comprehensive income, equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with the requirements of the 1933 Act, the 1934 Act and the respective regulations thereunder, and were prepared from accounting records maintained in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved, except for the effects of accounting changes as disclosed in the notes to the financial statements.

[The unaudited [semi-annual/quarterly] financial information incorporated by reference in the Time of Sale Prospectus and the Prospectus presents fairly the information shown therein and, except as noted therein, has been accurately derived from accounting records maintained in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”) applied on a consistent basis throughout the periods involved, except for the effects of accounting changes as disclosed in the notes to the financial statements.]

[Pursuant to Rule 3-09 of Regulation S-X, the financial statements and supplementary data of [insert name of equity method affiliate], an equity method investee of the Company, as of and for the fiscal year ended[  ], 20[  ], have been incorporated by reference into the Time of Sale Prospectus and the Prospectus by reference to[insert name of equity method affiliate]’s annual report on Form [10-K] (File No. [ ]) filed on [  ], 20[  ] with the consent of [insert name of auditor], the accountants who audited the financial statements of[insert name of equity method affiliate].]

The selected financial data of the Company included in the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and, except as noted therein, have been accurately derived from the relevant financial statements of the Company.

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

The selected statistical data incorporated by reference into the Time of Sale Prospectus and the Prospectus included [insert source of statistical data] incorporated by reference therein and the unaudited reverse reconciliation of selected financial information of the Company included in Exhibit [99.(b)] to the Company’s annual report on Form 20-F for the fiscal year ended March 31, 20[  ] incorporated by reference therein present fairly the information shown therein and, except as noted therein, have been accurately derived from the accounting records (including managerial accounting records) of the Company.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, general affairs, business, management, business prospects, properties or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company.

(vii) Incorporation of the Company. The Company has been duly organized and is validly existing as a joint stock corporation with limited liability under the laws of Japan and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, the Securities, the Indenture and any other documentation to be entered into by the Company in connection with the offering, purchase, sale, issuance or delivery of the Securities (such other documentation to be entered into by the Company, the “Transaction Documents”); no steps have been made for the winding up of the Company under the laws of Japan; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii) Incorporation of Subsidiaries. Each principal subsidiary of the Company (as listed in Schedule C hereto) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or organized, is validly existing as a corporation and, where such concept is applicable, is in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary owned by the Company, directly or through subsidiaries, has been duly authorized and validly issued, is fully paid and non-assessable and is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary owned by the Company, directly or through subsidiaries, was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(ix) Capitalization of the Company. The authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Prospectus and the Prospectus under the caption “Capitalization and Indebtedness” (except for subsequent issuances or repurchases, if any, pursuant to reservations, agreements, employee benefit plans or stock compensation plans referred to in the Time of Sale Prospectus and the Prospectus or pursuant to the exercise of shareholder rights, convertible securities or options referred to in the Time of Sale Prospectus and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options, or agreements to grant warrants, rights or options, to purchase or to subscribe for, or obligations or commitments of the Company or any of its Subsidiaries to create, issue, sell or otherwise dispose of, any capital stock or other equity securities (or any such securities, warrants, rights, options or obligations) of the Company or any of its Subsidiaries other than the rights of the Underwriters under this Agreement and other than any rights and obligations of the Company or any of its subsidiaries pursuant to which any capital stock or other equity securities of the Company or any of its Subsidiaries may be issued or otherwise transferred between the Company and/or any of its subsidiaries.

(x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, under the laws of Japan, will constitute a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi) Authorization of the Indenture and Transaction Documents. The Indenture and the Transaction Documents have been duly authorized by the Company and constitute, or when executed and delivered by the Company and the relevant party or parties thereto, will in each case constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). At the time of its execution, the Indenture [will have been/was] duly qualified under the Trust Indenture Act.

(xii) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xiii) Description of the Securities, Indenture and Transaction Documents. The Securities, the Indenture and the Transaction Documents, as applicable, conform or will conform in all material respects to the respective statements relating thereto contained in the Time of Sale Prospectus and the Prospectus and are or will be in substantially the respective forms last delivered to the Underwriters prior to the date of this Agreement.

(xiv) Description of Taxation. The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Taxation,” insofar as they purport to describe the provisions of the laws, regulations and documents referred to therein, or legal conclusions with respect thereto, fairly summarize such provisions or conclusions in all material respects.

(xv) Absence of Defaults and Conflicts. Except as disclosed in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is (i) in violation of its Articles of Incorporation, Regulations of the Board of Directors, Share Handling Regulations or similar organizational document, (ii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except, in the case of clause (i) above as applied to the Company’s subsidiaries, other than the Subsidiaries, or clause (ii) or (iii) above as applied to the Company or its subsidiaries, for such violations or defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the

Company in connection with the transactions contemplated hereby or thereby or in the Time of Sale Prospectus and the Prospectus and the consummation of the transactions contemplated herein, therein and in the Time of Sale Prospectus and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Articles of Incorporation, Regulations of the Board of Directors, Share Handling Regulations or similar organizational document of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, except for such labor disputes that would reasonably be expected not to result in a Material Adverse Effect.

(xvii) Absence of Proceedings. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Indenture or the Transaction Documents or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Time of Sale Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xviii) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xix) Absence of Manipulation. None of the Company or any of its affiliates, as such term is defined in Rule 501(b) of Regulation D under the 1933 Act (“Affiliates”) (other than the Underwriters and their respective selling agents or persons acting on their behalf in such capacity, as to whom the Company makes no representation) has taken, or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or to facilitate the sale or resale of the Securities.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture or the Transaction Documents by the Company, except (i) such as have been already obtained, (ii) such as may be required under the 1933 Act or the rules and regulations thereunder, under the securities laws of any state of the United States or under the laws of any jurisdiction outside Japan and the United States, (iii) the reports by the Company under the Foreign Exchange and Foreign Trade Act of Japan to the Minister of Finance of Japan through the Bank of Japan, as set forth in Section 3(i) hereof and (iv) the necessary confirmation of, notices or reports by the Company to, and consultation by the Company with, the Financial Services Agency of Japan under the Banking Act of Japan and regulations thereunder, including those with respect to any [early] redemption or repurchase of the Securities, if required under the law then in effect.

(xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Time of Sale Prospectus and the Prospectus or (b) do not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Time of Sale Prospectus and the Prospectus, are in full force and effect, and neither the Company nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure of the lease or sublease to be in full force and effect or such claim could not, singly or in the aggregate, result in a Material Adverse Effect.

(xxiii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as contemplated hereby and the application of the net proceeds therefrom as described in the Time of Sale Prospectus and the Prospectus, will not be required, to register as an “investment company” under the U.S. Investment Company Act of 1940, as amended.

(xxiv) Internal Accounting Controls. [Except as disclosed in the Time of Sale Prospectus and the Prospectus,] the Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit the preparation of financial statements by the Company in conformity with U.S. GAAP and [Japanese GAAP/accounting principles generally accepted in Japan], as applicable, and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as disclosed in the Time of Sale Prospectus and the Prospectus, nothing has come to the attention of the Company that has caused it to believe that, since the end of the Company’s most recent audited fiscal year, any of the Company or any consolidated subsidiary has experienced any material difficulties with regard to clauses (A) through (E) above. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness as defined in AS 2201, “An Audit of Internal Control Over Financial Reporting that is Integrated with an Audit of Financial Statements” of the Public Company Accounting Oversight Board in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

[Except as disclosed in the Time of Sale Prospectus and the Prospectus,] the Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act or the FIEA is recorded, processed, summarized and reported, within the time periods specified in the rules and regulations under the 1934 Act or the FIEA, as the case may be, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxv) Payment of Taxes. All Japanese income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which reserves required by U.S. GAAP have been provided, and except for the failure to file returns or to pay taxes that would not result in a Material Adverse Effect. The Japanese income tax returns of the Company and its subsidiaries through the fiscal year ended March 31, 20[ ] have been settled and no assessment in connection therewith has been made against the Company and its subsidiaries, except where the failure to settle the returns or the making of the assessment would not result in a Material Adverse Effect. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability of the Company and its subsidiaries for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxvi) Statistical and Market-Related Data. Any statistical and market-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xxvii) Anti-Money Laundering Laws. Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, the operations of the Company and its subsidiaries are, and have been conducted at all times, in all material respects in compliance with applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the Anti-Money Laundering Act of 2020 (AMLA), and the applicable anti-money laundering statutes of all jurisdictions in which the Company or its subsidiaries operate, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to result in a Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by, or the ability of the Company to perform its obligations under, this Agreement, the Securities or the Indenture.

(xxviii) OFAC. Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries nor any director, officer or employee thereof, nor, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of its subsidiaries (i) is an individual or entity (“Person”) that is or, in the case of an entity, is owned or controlled by a Person that is, the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) is located, organized or resident in a Sanctioned Country (as defined below).

The Company will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partner or other Person to fund or facilitate any activities of or business with any Person that is, or is in [the Crimea region, the so-called Donetsk People’s Republic region, the so-called Luhansk People’s Republic region or the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea] or any other country or territory that is, or whose government is, at the time of such funding or facilitation, the subject of Sanctions (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”), unless doing so will not result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(xxix) No Unlawful Payments. Neither the Company, nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or representative has, within the preceding five years, while acting on behalf of the Company or any of its subsidiaries, (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, each as may be amended, or equivalent anti-bribery or anti-corruption laws and regulations of other jurisdictions applicable to the Company and its subsidiaries, and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith.

(xxx) Transfer Taxes. No stamp, issue, registration, documentary or transfer tax or duty or other similar tax or duty (collectively, “Transfer Taxes”) and no capital gains, income or withholding tax or other tax is payable by or on behalf of the Underwriters to Japan or any political subdivision or taxing authority thereof or therein in connection with (a) the creation, issuance, sale or delivery by the Company of the Securities to the Underwriters in the manner contemplated by this Agreement, or (b) assuming that each of the Underwriters is a non-Japanese corporation having no permanent establishment in Japan for Japanese tax purposes, (i) the sale by the Underwriters of the Securities in the manner contemplated by this Agreement and the Prospectus, (ii) the execution, delivery or performance outside Japan of this Agreement or (iii) the execution, delivery or performance outside Japan of the Indenture or the Transaction Documents or the consummation of any of the other transactions contemplated therein.

(xxxi) Withholding Taxes. Except as described in the Time of Sale Prospectus and the Prospectus, payments made by the Company to any holder of the Securities that is an individual non-resident of Japan or non-Japanese corporation (within the meaning given by Japanese tax laws) will not be subject to any withholding tax under the current laws of Japan or any political subdivision of Japan.

(xxxii) Validity under the Laws of Japan. Each of this Agreement, the Indenture, the Transaction Documents and the Securities is in proper form under the laws of Japan to be enforced against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Japan of this Agreement, the Indenture, the Transaction Documents or the Securities, as the case may be, it is not necessary that this Agreement, the Indenture, the Transaction Documents or the Securities or any other documents be filed or recorded with any court or other authority in Japan or that any Japanese stamp or similar tax be paid by the Underwriters or purchasers therefrom on or in respect of this Agreement, the Indenture, the Transaction Documents or the Securities or any other document to be furnished hereunder or thereunder.

(xxxiii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxiv) Personal Information Protection Law. The Company and its subsidiaries are and have been in compliance with the Personal Information Protection Law of Japan, except where such non-compliance would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxv) IT Systems. The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except where the failure so to be adequate, operate or perform or such corruptants would not result in a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data) (“Personal Data”) used in connection with their businesses and to protect such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure so to implement or maintain would not result in a Material Adverse Effect. To the knowledge of the Company, there have been no outages or unauthorized uses of or accesses to such IT Systems or Personal Data, except for those that have been remedied or that would not result in a Material Adverse Effect.

[(xxxvi) Listing of Securities. Application has been made for the listing of the Securities on the [insert name of securities exchange] and the admission to trading of the Securities on the [insert name of securities exchange’s market].]

(xxxvii) Anti-social Forces. None of the Company or any of its Subsidiaries falls within the meaning of “anti-social forces” (hanshakaiteki seiryoku), as defined in Article 2, Item 23 of the Rules Concerning Underwriting, Etc. of Securities of the Japan Securities Dealers Association (“Anti-social Forces”); the Company has not knowingly appointed and does not intend to appoint a person belonging to Anti-social Forces as a director; the Company is not aware of any facts or circumstances where the business of the Company has been or is expected to be materially and adversely influenced by any Anti-Social Forces.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price of: [(i) for the [insert name of securities], [ ]% of the principal amount of the [insert name of the securities] (which is equal to [ ]% of such principal amount minus an Underwriters’ commission equal to [ ] bps of such principal amount) and (ii) for the [insert name of securities], [ ]% of the principal amount of the [insert name of the securities] (which is equal to [ ]% of such principal amount minus an Underwriters’ commission equal to [ ] bps of such principal amount)], the aggregate principal amount of the [insert name(s) of the securities] set forth opposite the name of such Underwriter in Schedule A hereto plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b) Payment. Payment of the purchase price for the Securities shall be made no later than [insert time], [insert time zone], on [    ], 20[    ] (unless postponed in accordance with the provisions of Section 11 hereof), or such other time as shall be agreed upon by the Representatives and the Company (such date of payment being herein called the “Date of Payment”); provided, however, that such payment shall be deemed to be made at [insert time], [insert time zone], on the Date of Payment. In the event that any condition specified in Section 5 hereof shall not have been fulfilled or waived in writing by the Representatives when and as required to be fulfilled or this Agreement is terminated pursuant to Section 10 or Section 11 hereof prior to [insert time] ([insert time zone]) on the Date of Payment (such time and date of fulfillment for the Securities being herein called the “Closing Time”), the Company shall cause the amount of the aggregate purchase price for the [insert name(s) of securities] to be returned to [insert name of Representative] on behalf of the Underwriters.

Payment of the purchase price shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company (and notified by the Company to [insert name of Representative] no later than [two] Business Days prior to the Closing Time). At the Closing Time, or such other time and date as shall be agreed upon by the Representatives and the Company, the Company shall cause [insert name of securities depository] to deliver to [insert name of Representative] for the respective accounts of the Underwriters the [insert name(s) of securities] to be purchased by them. It is understood that each Underwriter has authorized [insert name(s) of Representative(s)], for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which such Underwriter has agreed to purchase. [insert name(s) of Representative(s)], individually and not as [a/the] representative[s] of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in [insert name of city] are generally authorized or obligated by law or regulation to close.

(c) Transfer Taxes. The Company will bear and pay any Transfer Taxes, including any interest and penalties, on the creation, issuance and sale of the Securities and their initial sale from the Underwriters to purchasers therefrom (“Subsequent Purchasers”) in accordance with the terms of this Agreement and on the execution and delivery of this Agreement and any value-added tax payable in connection with the expense reimbursement payable by the Company pursuant to this Agreement.

(d) Denominations; Registration. Certificates representing the Securities shall be issued in the name of Cede & Co., as nominee of DTC, and delivered to the Trustee, as custodian, and shall be issued in such denominations as the Representatives may request in writing in accordance with any minimum denomination set forth in the Prospectus at least one full Business Day before the Closing Time. The certificates representing the Securities will be made available for examination by the Underwriters in New York City not later than [insert time] ([insert time zone]) on the Business Day prior to the Closing Time or such other place, date and time as shall be agreed upon by the Company and the Representatives.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Prospectus. The Company has furnished or, as promptly as possible, will furnish to the Representative copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to each Underwriter, without charge, such number of copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto or to the Registration Statement as such Underwriter may reasonably request.

(b) Notice and Effect of Material Events. (I) The Company will immediately notify the Representatives, and confirm such notice in writing, of (x) any filing made by the Company with any securities exchange or any other regulatory body in any jurisdiction if such filing (A) relates to the offering of the Securities and is made (or is required to be made) prior to the completion of the placement of the Securities by the Underwriters as evidenced by a notice in writing from the Representatives to the Company (which notice shall be provided to the Company promptly after the completion of the placement) or (B) relates primarily to the offering of the Securities; and (y) prior to the completion of such period when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the 1933 Act) is required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise in the context of any offer or sale of the Securities which (i) make any statement in the Time of Sale Prospectus, the Prospectus or any free writing prospectus false or misleading in any material respect or (ii) are not disclosed in the Time of Sale Prospectus or the Prospectus. In such event or if during such period any event shall occur as a result of which it is necessary or advisable, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale Prospectus or the

Prospectus not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Prospectus or the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the 1933 Act) is delivered to a purchaser, not misleading or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus or the Prospectus to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, an amendment or amendments of, or a supplement or supplements to, (including, in each case, through incorporation by reference therein as permitted by the 1933 Act) the Time of Sale Prospectus or the Prospectus (in form and substance satisfactory in the reasonable opinion of counsel for the Underwriters) so that, as so amended or supplemented, the Time of Sale Prospectus or the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Prospectus or the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the 1933 Act) is delivered, not misleading or so that the Time of Sale Prospectus or the Prospectus, as amended or supplemented, will comply with applicable law.

(II) During the period beginning on the date of the Prospectus and continuing for as long as delivery of the Prospectus may be required under applicable law, in the reasonable judgment of [insert name(s) of Representative(s)], after consultation with the Company, in order to offer and sell any Securities in Secondary Market Transactions (the “Secondary Transactions Period”), the Company shall update, supplement or amend the Prospectus, through documents subsequently filed by the Company with the Commission pursuant to the 1934 Act that are deemed to be incorporated by reference therein or otherwise, so that the Prospectus, as updated, amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence notwithstanding, the Company may elect, upon notice to [insert name(s) of Representative(s)], not to comply with this Section 3(b)(II), but only for such period or periods that the Company reasonably determines are necessary, whether (a) to enable the completion of required English-language financial statements and related disclosures following the end of each fiscal year or quarter, as the case may be, or other material English-language disclosures or (b) for any other reason that the Company recognizes as being material to Secondary Market Transactions; provided, that no such period or periods shall exceed 90 days in the aggregate during any period of 12 consecutive calendar months; and, provided, further, that the Company shall promptly notify [insert name(s) of Representative(s)] if, for any reason, it believes that the preparation and filing of the English-language disclosures contemplated in the preceding clause (a) will be materially delayed. Upon receipt of any notice of such election as described in the foregoing sentence, [insert name(s) of Representative(s)] shall cease using the Prospectus or any amendment or supplement thereto in connection with Secondary Market Transactions until it receives notice from the Company that it may resume using such document (or such document as it may be amended or supplemented). All notices and other communications provided to [insert name(s) of Representative(s)] pursuant to this Section 3(b)(II) shall be directed to [insert name(s) of Representative(s)] at [insert email address(es) of Representative(s)] in addition to the notice information described in Section 12 of this Agreement.

(c) Amendment and Supplements to Prospectus; Preparation of Pricing Supplement; Free Writing Prospectuses. The Company will advise each Representative promptly of any proposal to amend or supplement the Time of Sale Prospectus and the Prospectus, will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to their proposed use, and will not use any such document or supplement which is promptly disapproved by the Representatives or counsel for the Underwriters on a reasonable basis. Neither the consent of the Representatives, nor the Representatives’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Company will prepare the Pricing Supplement, in form and substance satisfactory in the reasonable opinion of counsel for the Underwriters, and shall file such Pricing Supplement within the period required by Rule 433(d)(5)(ii) under the 1933 Act following the date the final terms have been established for the offering of the Securities and furnish as soon as practicable prior to the time of each sale of the Securities in connection with the offering of the Securities when the Prospectus is not yet available to each Representative, without charge, as many copies of the Pricing Supplement as such Representatives may reasonably request. The Company represents and agrees that, unless it obtains the prior consent of the Representatives (which consent will not be unreasonably withheld), (A) it has not made and will not make any offer relating to the Securities by means of any free writing prospectus and (B) it has not made and will not make any offer relating to the Securities using a written communication not required to be filed with the Commission in reliance on the exemption of Rule 163B under the 1933 Act.

(d) Qualification of Securities for Offer and Sale. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions outside of Japan as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof (or, in the case of [insert name(s) of Representative(s)] in connection with any Secondary Market Transactions, for the duration of the Secondary Transactions Period); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Representatives with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Representatives may reasonably request.

(e) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(f) Restriction on Sale of Securities. During a period beginning the date of this Agreement and ending the date of the Closing Time, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other [United States dollar]-denominated [insert ranking of securities] debt securities of the Company [with a maturity greater than one year] or any securities that are convertible into, or exchangeable for, the Securities or such other [United States dollar]-denominated [insert ranking of securities] debt securities. For avoidance of doubt, such securities do not include certificates of deposit or other deposit products.

(g) Rating of Securities. The Company shall take all reasonable action necessary to enable [insert name(s) of rating agency/agencies] to provide credit ratings of the Securities.

(h) [insert name of securities depository]. The Company will cooperate with the Representatives and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of [insert name of securities depository].

(i) Notice to the Minister of Finance. Following the Closing Time, the Company will submit in a timely manner the reports required to be submitted to the Minister of Finance of Japan through the Bank of Japan under the Foreign Exchange and Foreign Trade Act of Japan.

(j) No Public Offering. Neither the Company nor any person acting with its authority or on its behalf (other than the Underwriters and their respective selling agents or persons acting on their behalf in such capacity, as to whom the Company does not covenant) will engage in any form of advertising or solicitation of interest in the Securities in Japan or elsewhere under circumstances that would cause the Securities to be deemed to be offered to the public in Japan or any other jurisdiction where such an offer would be unlawful.

(k) No Stabilization. Neither the Company nor any of its Affiliates, nor any person acting on any of their behalf (other than the Underwriters and their respective selling agents or persons acting on their behalf in such capacity, as to whom the Company does not covenant) will take, directly or indirectly, any action designed to cause or to result in, or that will constitute or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities.

(l) Expiration of Registration Statement. If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have initially been sold by the Underwriters (of which the Representatives will notify the Company promptly after the completion of the initial sale), prior to such third anniversary the Company, if it has not already done so and is eligible to do so, will file a new shelf registration statement and take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(m) Furnishing of Earnings Statement to Securityholders. The Company will make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (it being agreed and understood that the Company may, at its option, satisfy its obligations under this Section 3(n) in the manner specified in Rule 158 under the 1933 Act).

[(n) Listing of Securities. The Company will use its best endeavors to obtain the listing of the Securities on the [insert name of securities exchange] and the admission to trading of the Securities on the [insert name of securities exchange’s market] by the business day in [insert location of securities exchange] following the Closing Time or as soon as practicable thereafter and will use its commercially reasonable efforts to maintain such listing or the listing of the Securities on an alternative exchange while any of the Securities remain outstanding.]

SECTION 4. Payment of Expenses.

(a) Expenses. Unless otherwise agreed, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and delivery of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including financial statements and exhibits) as originally made and of each amendment or supplement thereto, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities reasonably requested by the Representatives, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and any Transaction Documents, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any Transfer Taxes payable upon the sale, issuance and delivery of the Securities to the Underwriters as specified in Section 2 hereof and any charges of clearing agencies in connection therewith, (iv) the fees, disbursements and expenses of counsel, accountants and other advisors to the Company, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey and any supplement thereto and all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the U.S. Financial Industry Regulatory Authority, (vi) the fees and expenses of the Trustee and any paying agent, transfer agent, registrar, calculation agent or any other agent related to the Securities, including the fees and disbursements of counsel for such entities in connection with the Indenture, any Transaction Documents and the Securities, (vii) any costs and expenses of the Company relating to investor presentations on any “road show” as defined in Rule 433(h) under the 1933 Act (a “road show”) undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, (viii) the fees, disbursements and expenses of the Underwriters’ counsel in connection with the transactions contemplated hereby, (ix) any fees payable in connection with the rating of the Securities, (x) all costs and expenses incurred in connection with the listing of the Securities on the [insert name of securities exchange] or any alternative exchange, including the fees and disbursements of counsel retained in connection therewith, and (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representations contained in Section 1(a)(i) hereof.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10(a) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the following further conditions:

(a) Opinions of Counsel for the Company. At the Closing Time, the Representatives shall have received the favorable opinions and disclosure letters, each dated as of the Closing Time, of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Company, and (ii) Nagashima Ohno & Tsunematsu, Japanese counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibits B and C hereto, respectively.

(b) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion and disclosure letter, reasonably satisfactory to them, dated as of the Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the date as of which information is given in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and each Representative shall have received an original certificate of an authorized officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(d) Accountants’ Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte Touche Tohmatsu LLC a letter dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Prospectus.

(e) Bring-down Comfort Letters. At the Closing Time, the Representatives shall have received from Deloitte Touche Tohmatsu LLC a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in their letter furnished pursuant to subsection (d) of this Section 5, except that the specified date referred to shall be a date not more than five business days prior to the Closing Time.

(f) Officer’s Certificates as to Prospectus. At each of the time of the execution of this Agreement and the Closing Time, the Representatives shall have received an original certificate of an authorized officer of the Company, dated as of such date, in form and substance satisfactory to the Representatives, with respect to certain of the financial statements and other financial information contained in the Time of Sale Prospectus and Prospectus and other financial information of the Company.

(g) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least [     by [insert name(s) of rating agency/agencies]], and the Company shall have delivered to the Representatives a letter dated the date hereof, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any debt securities of the Company by [insert name(s) of rating agency/agencies] or any “nationally recognized statistical rating agency,” as that term is defined in
Section 3(a)(62) of the 1934 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any debt securities of the Company.

(h) [insert name of securities depository]. At the Closing Time, the Securities shall have been designated eligible for clearing and settlement through the facilities of [insert name of securities depository].

(i) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(j) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 7, 8, 9, 12-19, 22, 25 and 27 hereof shall survive any such termination and remain in full force and effect.

[(k) Listing of Securities. By the Closing Time, the [insert name of securities exchange] shall have confirmed its approval of the Prospectus.]

SECTION 6. Subsequent Offers and Resales of the Securities.

(a) Offer and Sale Procedures. Each of the Underwriters hereby represents, warrants and agrees with the Company the following in connection with the offer and sale of the Securities:

(i) Offers and Sales. Offers and sales of the Securities shall be made to such persons and in such manner as is contemplated by the Prospectus. Each Underwriter, severally and not jointly, represents and covenants with the Company that, unless such Underwriter has obtained or will obtain, as the case may be, the prior written consent of the Company, such Underwriter (i) has not used and will not use any free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the 1933 Act and (ii) has not made and will not make any offer relating to the Securities using a written communication not required to be filed with the Commission in reliance on the exemption of Rule 163B under the 1933 Act. Notwithstanding the foregoing, the Company consents to the use by any Underwriter of a free writing prospectus that (i) is not an issuer free writing prospectus as defined in Rule 433(h) under the 1933 Act and (ii) (A) contains only (1) information describing the preliminary terms of the Securities or their offering or (2) information that describes the final terms of the Securities or their offering and that is included in the Pricing Supplement or (B) consists of any Bloomberg or other electronic communications providing certain ratings of the Securities or relating to marketing, administrative or procedural matters in connection with the offering of the Securities. Each Underwriter, severally and not jointly, represents, warrants and agrees that it and its Affiliates have not offered, sold or delivered and will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it has taken or will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.

(ii) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than [U.S. $][insert amount] principal amount, and no Security will be issued in a smaller principal amount. If the

Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least [U.S. $][insert amount] principal amount of the Securities.

(iii) Japanese Selling Restrictions; Taxation. Each Underwriter severally agrees that the Securities have not been and will not be registered under the FIEA and will be subject to the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended) (the “Special Taxation Measures Act”). Accordingly, each Underwriter, severally and not jointly, represents and agrees that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Securities in Japan or to, or for the benefit of, any resident of Japan (which term as used in this paragraph (i) means any person that is a resident of Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution pursuant to this Agreement at any time, directly or indirectly, offer or sell any Securities to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the Company as described in Article 6, Paragraph 4 of the Special Taxation Measures Act (such person is referred to as a “Specially-Related Person of the Company”) or (b) a Japanese financial institution, designated in Article 6, Paragraph 11 of the Special Taxation Measures Act. Notwithstanding the restriction set forth in (ii) above, pursuant to the Special Taxation Measures Act, [MUFG Securities Americas Inc.], a Specially-Related Person of the Company and acting in its capacity as an Underwriter, will be permitted to acquire or purchase, as part of the distribution pursuant to this Agreement, the remainder of the Securities from any of the other Underwriters, where such other Underwriter has failed to sell to Subsequent Purchasers all of the Securities that it acquired or purchased from the Company in its capacity as an Underwriter.

(b) Covenants of the Company. The Company covenants with each Underwriter that, prior to the finalization of the allocations of the Securities to the Subsequent Purchasers, the Company will identify and inform the Representatives of all Specially-Related Persons of the Company from the list compiled by the Underwriters of potential Subsequent Purchasers that may purchase any of the Securities from the Underwriters as part of the initial distribution of the Securities under this Agreement.

SECTION 7. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents, its and their representative directors, officers, agents, affiliates and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the 1933 Act in connection with the offering contemplated hereby, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act, any road show in connection with the marketing of the Securities, or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the documents referred to in clause (i) above.

[For the avoidance of doubt, the Company agrees that references to “affiliates” of Morgan Stanley that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., Morgan Stanley MUFG Securities Co., Ltd. and their respective affiliates.]

(b) Indemnification of the Company, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the documents referred to in clause (i) of such subsection, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting commission received by the Underwriters bear to the aggregate offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Company and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to Subsequent Purchasers were offered to Subsequent Purchasers exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has occurred any material adverse change in the financial markets in Japan, the United Kingdom, the United States or other international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) if trading in any securities of the Company or any Subsidiaries has been suspended or materially limited by the Commission, the Financial Services Agency of Japan, the U.K. Listing Authority, the London Stock Exchange, the New York Stock Exchange, the Singapore Exchange Securities Trading Limited, the Luxembourg Stock Exchange, the Euro MTF Market or the Tokyo Stock Exchange, or if trading generally on the NYSE MKT LLC, the London Stock Exchange, the New York Stock Exchange, the Luxembourg Stock Exchange, the Euro MTF Market or the Tokyo Stock Exchange or in the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, the Financial Services Agency of Japan, the U.K. Listing Authority or any other governmental authority other than daily limits or ranges imposed in the ordinary course by the Tokyo Stock Exchange, or a material disruption has occurred in commercial banking or securities settlement, or (iii) if a material disruption has occurred in commercial banking or securities settlement or clearance services in Japan or the United States, or with respect to Euroclear Bank SA/NV or Clearstream Banking S.A. systems in Europe, or (iv) if there occurs any change or development involving a prospective change in Japanese or United States taxation adversely affecting the Company, the Securities or the transfer thereof, or (v) if a banking moratorium has been declared by any relevant authority in Japan, London, New York or the United States.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 9, 12-19, 22, 25 and 27 hereof shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of the Securities constituting Defaulted Securities in the proportions that their respective underwriting obligations of the Securities hereunder bear to the underwriting obligations of the Securities of all non-defaulting Underwriters, or

(b) if the principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 36 hours of such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, any of the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Time of Sale Prospectus and the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o [insert address(es)]; and notices to the Company shall be directed to it at [4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-8330], Japan, Attention: [Managing Director of the Office of the CFO, Financial Planning Division].

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its respective stockholders, creditors or employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons, affiliates, selling agents and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, affiliates, selling agents and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 16. Consent to Jurisdiction; Appointment of Agent for Service of Process.

(a) The Company irrevocably consents and agrees for the benefit of the holders of the Securities and the Underwriters that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the Securities may be brought in the courts of the State of New York or the courts of the United States of America located in the County of New York and any appellate court from any thereof and, until all amounts due and to become due in respect of all the Securities have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and irrevocably submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

(b) The Company hereby irrevocably designates, appoints and empowers Mitsubishi UFJ Financial Group, Inc., Attention: [General Manager] (the “Authorized Agent”), with offices currently at [1221 Avenue of the Americas, 9th Floor, New York, NY 10020] as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it in any such United States or state court located in the County of New York with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement, the Securities or any additional agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, it being understood and agreed that the designation, appointment and empowerment of the Authorized Agent as such authorized agent shall become effective immediately upon the execution of this Agreement without any further action on the part of the Company or any other person or entity. The Company represents to each Underwriter that it has notified the Authorized Agent of such designation, appointment and empowerment and that the Authorized Agent has accepted the same. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in the County of New York on the terms and for the purposes of this Section 16 satisfactory to the Representatives. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by serving a copy thereof upon the relevant agent for service of process referred to in this Section 16 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to it, at its address specified in or designated pursuant to this Agreement. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters to service any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Securities brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The provisions of this Section 16 shall survive any termination of this Agreement, in whole or in part.

SECTION 17. Waiver of Immunities. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Indenture or any Transaction Documents, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

SECTION 18. Foreign Taxes. All payments by the Company to each of the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by Japan, the United States or any other jurisdiction in which the Company has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as Underwriter hereunder, and (ii) any income or franchise tax on the overall net income of such Underwriter imposed by the United States or any political subdivision of the United States (all such non-excluded taxes, “Foreign Taxes”). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments), equals the amount that would have been payable if no Foreign Taxes applied.

SECTION 19. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter or any affiliate of any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person or affiliate of any sum in such other currency, and only to the extent that such Underwriter or controlling person or affiliate may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person or affiliate hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person or affiliate against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person or affiliate hereunder, such Underwriter or controlling person or affiliate agrees to pay to the Company an amount equal to the excess of the United States dollars so purchased over the sum originally due to such Underwriter or controlling person or affiliate hereunder.

SECTION 20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Company or any Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Company or such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b) In the event that the Company or any Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, or a BHC Act Affiliate of the Company or such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Company or such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

For purpose of this provision, the terms which follow shall have the meanings indicated:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 21. Contractual Recognition of EU Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understandings among the parties hereto, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, and agrees to be bound by:

(a)

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Covered Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Covered Underwriter or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(iii)	the cancellation of the BRRD Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; or

(b)

the variation of the terms of this Agreement as they relate to any BRRD Liability of a Covered Underwriter, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority.

For purpose of this Section 21, the terms which follow shall have the meanings indicated:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms as amended, supplemented or replaced from time to time.

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers in the applicable Bail-in Legislation may be exercised.

“Covered Underwriter” means any Underwriter subject to the Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Covered Underwriter.

[Insert any other applicable bail-in language]

SECTION 22. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 23. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 25. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 26. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 27. WAIVER OF JURY TRIAL. THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

MITSUBISHI UFJ FINANCIAL GROUP, INC.

By:
Name:
Title:

[Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

[Name of Representative]

By:
Name:
Title:

[[Name of Representative]
By:
Name:
Title: ]

For [itself/themselves] and as representative[s] of the other Underwriters named in Schedule A hereto.

[Underwriting Agreement]

SCHEDULE A

Principal Amount of
Name of Underwriter	[Insert name(s) of securities]
[Insert name(s) of Underwriter(s)]	U.S. $	[ ]
[ ]
[ ]

Total	U.S. $	[ ]

Sch A-1

SCHEDULE B

[Insert name of securities] Due 20[  ]

Issuer:

Size:

Issuer Ratings ([insert name(s) of rating agency/agencies]) *:

Expected Security Ratings (insert name(s) of rating agency/agencies) *:

Security Type:

[Ranking:]

Currency:

Interest:

Trade Date:

Settlement Date:

Settlement:

[Maturity:]

Redemption:

Interest Payment Dates:

[Interest Period:] (floating rate notes only)

First Interest Payment Date:

Pricing Benchmark:

[Benchmark Spot (Price/Yield):] (fixed rate notes only)

Spread to Benchmark:

Issue Price:

[Yield to Maturity:] (fixed rate notes only)

Underwriting Discount:

Net Proceeds before Expenses:

Day Count:

Business Days:

Business Day Convention:

Sch B-1

Denominations:

Listing:

Governing Law:

[Other Terms:]

Billing & Delivering:

Joint Lead Managers and Joint Bookrunners:

[Senior Co-Manager:]

[Co-Managers:]

Security Codes:

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus dated [    ], 20[    ] (the “Base Prospectus”)) and a preliminary prospectus supplement dated [    ], 20[    ] (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Preliminary Prospectus for this offering and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, the Issuer, any underwriter or any dealer participating in the transaction will arrange to send you the Preliminary Prospectus if you request it by calling [insert name of Representative] toll-free at [    ] [or [insert name of Representative], toll-free at [    ]].

*Note: An issuer rating or a security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

Sch B-2

SCHEDULE C

MUFG Bank, Ltd.

Mitsubishi UFJ Trust and Banking Corporation

Mitsubishi UFJ Securities Holding Co., Ltd.

Sch C-1

Exhibit A

[Form from Underwriters referred to in Section [1(a)(ii)(viii)(i)]]

Exhibit A-1

Exhibit B

[Form of Opinion and Disclosure Letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP]

Exhibit B-1

Exhibit C

[Form of Opinion and Disclosure Letter of Nagashima Ohno & Tsunematsu]

Exhibit C-1